Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, dated as of December 9, 2009 (this “First Supplemental Indenture”), is by and among BCF Cards, Inc., a Virginia corporation (“BCF Cards”), Burlington Coat Factory of Hawaii, LLC, a Hawaii limited liability company (“BCF Hawaii”), Burlington Coat Factory of Mississippi, LLC, a Mississippi limited liability company (“BCF Mississippi”), Burlington Coat Factory of Montana, LLC, a Montana limited liability company (“BCF Montana”), Burlington Coat Factory of Puerto Rico, LLC, a Puerto Rico limited liability company (“BCF Puerto Rico”), Burlington Coat Factory of Rhode Island, a Rhode Island limited liability company (“BCF Rhode Island”), Burlington Coat Factory of South Dakota, LLC, a South Dakota limited liability company (“BCF South Dakota”), Burlington Coat Factory of Vermont, LLC, a Vermont limited liability company (“BCF Vermont”), Burlington Coat Factory Warehouse of Edgewater Park, Inc., a New Jersey corporation (“BCFW Edgewater”), and Burlington Coat Factory of Wyoming, LLC, a Wyoming limited liability company (“BCF Wyoming” and, together with BCF Cards, BCF Hawaii, BCF Mississippi, BCF Montana, BCF Puerto Rico, BCF Rhode Island, BCF South Dakota, BCF Vermont and BCFW Edgewater, the “New Guarantors” and each, a “New Guarantor”), Burlington Coat Factory Warehouse Corporation, a Delaware corporation (together with its successors and assigns, the “Company”), each other then existing Guarantor under the Indenture referred to below (the “Guarantors”), and Wells Fargo Bank, N.A., Trustee under the Indenture referred to below.  Capitalized terms used and not defined herein shall have the same meanings given in the Indenture unless otherwise indicated.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of April 13, 2006 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 11 ⅛% Senior Notes due 2014 of the Company (the “Notes”);

WHEREAS, pursuant to Section 11.9 of the Indenture, each Restricted Subsidiary is required, within ten (10) days of becoming a Restricted Subsidiary, to execute and deliver to the Trustee a supplemental indenture and other agreements making such Subsidiary a party to the Indenture;

WHEREAS, pursuant to Section 4.17 of the Indenture, the Company is required to cause each Restricted Subsidiary that guarantees any Indebtedness of the Company or any of the Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee the Company’s obligations under the Indenture;

WHEREAS, each of the New Guarantors is a Restricted Subsidiary of the Company and has guaranteed Indebtedness of the Company;

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this First Supplemental Indenture to amend the Indenture, without the consent of any Holder; and

WHEREAS, by entering into this First Supplemental Indenture, the Company, the Guarantors and the Trustee have consented to amend the Indenture in accordance with the terms and conditions herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1.                      Agreement to be Bound.  Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.  Each New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.                      Compliance with and Fulfillment of Condition of Sections 4.17 and 11.9.  The execution and delivery of this First Supplemental Indenture and the Notation of Guarantee by the New Guarantors (along with such documentation relating thereto as the Trustee shall require) fulfills the obligations of the Company under Sections 4.17 and 11.9 of the Indenture.

Section 3.                      Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee’s Disclaimer.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this First Supplemental Indenture.

Section 4.                      Governing Law.  This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York.

Section 5.                      No Adverse Interpretation of Other Agreements.  This First Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries (other than the Indenture).  No such indenture, loan or debt agreement may be used to interpret this First Supplemental Indenture or the Indenture.

Section 6.                      Successors.  This First Supplemental Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7.                      Separability.  Each provision of this First Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this First Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.                      Counterpart Originals.  The parties may sign multiple counterparts of this First Supplemental  Indenture.  Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 9.                      Headings, etc.  The headings of the Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this First Supplemental  Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

BCF CARDS, INC., as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF HAWAII, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF MISSISSIPPI, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF MONTANA, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF PUERTO RICO, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF RHODE ISLAND, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF SOUTH DAKOTA, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF VERMONT, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY WAREHOUSE OF EDGEWATER PARK, INC. as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY OF WYOMING, LLC, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

EACH OF THE SUBSIDIARIES LISTED ON ANNEX A HERETO, as Guarantors

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

BURLINGTON COAT FACTORY INVESTMENTS HOLDINGS, as a Guarantor

By: /s/                      Paul Tang
Name:  Paul Tang
Title:  Executive Vice President

WELLS FARGO BANK, N.A., as Trustee

By:  /s/ Raymond Delli Colli

Name:  Raymond Delli Colli

Title:  Vice President

ANNEX A

Guarantors	Jurisdiction of Organization
Burlington Coat Factory of Alabama, LLC	Alabama
Burlington Coat Factory Realty of Huntsville, LLC	Alabama
Burlington Coat Factory Warehouse of Anchorage, Inc.	Alaska
Burlington Coat Factory of Arizona, LLC	Arizona
Burlington Coat Factory Realty of Mesa, Inc.	Arizona
Burlington Coat Factory Realty of Desert Sky, Inc.	Arizona
Burlington Coat Factory of Arkansas, LLC	Arkansas
Burlington Coat Factory of California, LLC	California
Burlington Coat Factory Warehouse of San Bernardino, LLC	California
Baby Depot of California, LLC	California
MJM Designer Shoes of California, LLC	California
Burlington Coat Factory Realty of Dublin, Inc.	California
Burlington Coat Factory Realty of Florin, Inc.	California
Burlington Coat Factory Realty of Ventura, Inc.	California
Burlington Coat Factory of Colorado, LLC	Colorado
Burlington Coat Factory of Connecticut, LLC	Connecticut
Cohoes Fashions of Connecticut, LLC	Connecticut
Burlington Coat Realty of East Windsor, Inc.	Connecticut
Burlington Coat Factory Warehouse Corporation	Delaware
Burlington Coat Factory Realty Corp.	Delaware
Burlington Coat Factory of Delaware, LLC	Delaware
MJM Designer Shoes of Delaware, LLC	Delaware
C.F.I.C. Corporation	Delaware
Burlington Coat Factory of Texas, L.P.	Delaware
Burlington Coat Factory of Texas, Inc.	Delaware
Burlington Coat Factory Purchasing, Inc.	Delaware
Burlington Coat Factory of Florida, LLC	Florida
MJM Designer Shoes of Florida, LLC	Florida
Burlington Coat Factory Realty of University Square, Inc.	Florida
Burlington Coat Factory Realty of Coral Springs, Inc.	Florida
Burlington Coat Factory Realty of West Colonial, Inc.	Florida
Burlington Coat Factory Realty of Orlando, Inc.	Florida
Burlington Coat Factory Realty of Sarasota, Inc.	Florida
K & T Acquisition Corp.	Florida
Bee Ridge Plaza, LLC	Florida
Burlington Coat Factory of Georgia, LLC	Georgia
Burlington Coat Factory Warehouse of Atlanta, Inc.	Georgia
Burlington Coat Factory Realty of Morrow, Inc.	Georgia
Burlington Coat Factory of Iowa, LLC	Iowa
Burlington Coat Factory of Idaho, LLC	Idaho
Burlington Coat Factory of Illinois, LLC	Illinois
Burlington Coat Factory Warehouse of East St. Louis, Inc.	Illinois
Burlington Coat Realty of Gurnee, Inc.	Illinois
Burlington Coat Factory Realty of Bloomingdale, Inc.	Illinois
Burlington Coat Factory Realty of River Oaks, Inc.	Illinois
Burlington Coat Factory of Indiana, LLC	Indiana
Burlington Coat Factory Realty of Greenwood, Inc.	Indiana
Burlington Coat Factory of Kansas, LLC	Kansas
Burlington Coat Factory of Kentucky, Inc.	Kentucky
Burlington Coat Factory of Louisiana, LLC	Louisiana
Burlington Coat Factory of Maine, LLC	Maine
Burlington Coat Factory of Maryland, LLC	Maryland
Burlington Coat Factory of Massachusetts, LLC	Massachusetts
Cohoes Fashions of Massachusetts, LLC	Massachusetts
Burlington Coat Factory Realty of North Attleboro, Inc.	Massachusetts
Burlington Coat Factory of Michigan, LLC	Michigan
Burlington Coat Factory Warehouse of Detroit, Inc.	Michigan
Burlington Coat Factory Warehouse of Redford, Inc.	Michigan
Burlington Coat Factory Warehouse of Grand Rapids, Inc.	Michigan
Burlington Coat Factory of Minnesota, LLC	Minnesota
Burlington Coat Factory of Missouri, LLC	Missouri
Burlington Coat Factory Realty of Des Peres, Inc.	Missouri
Burlington Coat Factory of Nebraska, LLC	Nebraska
Burlington Coat Factory of Nevada, LLC	Nevada
Burlington Coat Realty of Las Vegas, Inc.	Nevada
Burlington Coat Factory of New Hampshire, LLC	New Hampshire
Burlington Coat Factory of New Jersey, LLC	New Jersey
MJM Designer Shoes of New Jersey, LLC	New Jersey
Cohoes Fashions of New Jersey, LLC	New Jersey
Burlington Coat Factory Direct Corporation	New Jersey
M J M Designer Shoes of Moorestown, Inc.	New Jersey
Super Baby Depot of Moorestown, Inc.	New Jersey
Burlington Coat Factory Realty of Edgewater Park, Inc.	New Jersey
Burlington Coat Factory Realty of Paramus, Inc.	New Jersey
Burlington Coat Factory Realty of Pinebrook, Inc.	New Jersey
Burlington Coat Factory Warehouse of Edgewater Park Urban Renewal Corp.	New Jersey
Burlington Coat Factory Warehouse of New Jersey, Inc.	New Jersey
Burlington Coat Factory of New Mexico, LLC	New Mexico
Burlington Coat Factory of New York, LLC	New York
MJM Designer Shoes of New York, LLC	New York
Cohoes Fashions of New York, LLC	New York
Georgetown Fashions Inc.	New York
Monroe G. Milstein, Inc.	New York
LC Acquisition, Inc.	New York
Burlington Coat Factory Realty of Yonkers, Inc.	New York
Burlington Coat Factory of North Carolina, LLC	North Carolina
Burlington Coat Factory of North Dakota, LLC	North Dakota
Burlington Coat Factory of Ohio, LLC	Ohio
Burlington Coat Factory Warehouse of Cleveland, Inc.	Ohio
Burlington Coat Factory of Oklahoma, LLC	Oklahoma
Burlington Coat Factory Realty of Tulsa, Inc.	Oklahoma
Burlington Coat Factory of Oregon, LLC	Oregon
Burlington Coat Factory of Pennsylvania, LLC	Pennsylvania
MJM Designer Shoes of Pennsylvania, LLC	Pennsylvania
Burlington Coat Factory Warehouse of Bristol, LLC	Pennsylvania
Burlington Coat Factory Warehouse of Montgomeryville, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Cheltenham, Inc.	Pennsylvania
Burlington Coat Factory Warehouse of Langhorne, Inc.	Pennsylvania
Burlington Coat Factory Realty of West Mifflin, Inc.	Pennsylvania
Burlington Coat Factory Realty of Langhorne, Inc.	Pennsylvania
Burlington Coat Factory Realty of Whitehall, Inc	Pennsylvania
Burlington Factory Warehouse of Reading, Inc.	Pennsylvania
Burlington Coat Factory Warehouse Inc.	Pennsylvania
Cohoes Fashions of Cranston, Inc.	Rhode Island
Burlington Coat Factory of South Carolina, LLC	South Carolina
Burlington Coat Factory Warehouse of Charleston, Inc	South Carolina
Burlington Coat Factory Warehouse of Memphis, Inc.	Tennessee
Burlington Coat Factory Warehouse of Shelby, Inc.	Tennessee
Burlington Coat Factory Warehouse of Hickory Commons, Inc.	Tennessee
Burlington Coat Factory Realty of Memphis, Inc	Tennessee
Burlington Coat Factory Warehouse of Baytown, Inc.	Texas
M J M Designer Shoes of Texas, Inc.	Texas
Burlington Coat Realty of Plano, Inc.	Texas
Burlington Coat Realty of Houston, Inc.	Texas
Burlington Coat Factory Realty of Westmoreland, Inc.	Texas
Burlington Coat Factory Realty of Bellaire, Inc.	Texas
Burlington Coat Factory Realty of El Paso, Inc.	Texas
Burlington Coat Factory of Utah, LLC	Utah
Burlington Coat Factory of Virginia, LLC	Virginia
Burlington Coat Factory of Pocono Crossing, LLC	Virginia
Burlington Coat Factory Warehouse of Coliseum, Inc.	Virginia
Burlington Coat Realty of Potomac, Inc.	Virginia
Burlington Coat Factory Realty of Fairfax, Inc.	Virginia
Burlington Coat Factory Realty of Coliseum, Inc.	Virginia
Burlington Coat Factory of Washington, LLC	Washington
Burlington Coat Factory Realty of Franklin, Inc.	Washington
Burlington Coat Factory of West Virginia, LLC	West Virginia
Burlington Coat Factory of Wisconsin, LLC	Wisconsin